EXHIBIT  11



                            STANFORD MANAGEMENT LTD.

                   Statement re: Computation of Share Earnings



Stanford  has  2,358,500  common  shares  outstanding  as  at  May  31, 2004 (*)


     Accumulated  loss  as  at  May  31,  2004             $   122,144
                                                           -----------

     Loss  per  share  -  based  on  outstanding  shares     $  0.0525
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(*)     There  have  been  no  shares  issued  since  May  31,  2004.